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                                                                    EXHIBIT 10.6

                                    GUARANTY

      THIS GUARANTY (the "Guaranty") is entered into on March 18, 2005 by American Vantage Companies, a Nevada corporation (hereinafter the "Guarantor"), with a business address of 4735 South Durango Drive, Suite 105, Las Vegas, Nevada 89147, for the benefit of Al Cattabiani, an individual residing at 27 Summit Terrace, Dobbs Ferry, New York 10522 ("Cattabiani"), Lee Miller, an individual residing at 420 Round Hill Road, Greenwich, Connecticut, 06831 ("Miller"), Clara Spalter Miller, an individual residing at 420 Round Hill Road, Greenwich, Connecticut, 06831 ("Spalter Miller"), and Carl Seldin Koerner, an individual residing at 229 Greenway South, Forest Hills, New York 11735 ("Koerner"). Cattabiani, Miller, Spalter Miller and Koerner shall be individually referred to as a "Seller" and collectively as the "Sellers".

                                   WITNESSETH

      WHEREAS, pursuant to the terms of a Stock Purchase Agreement dated as of February 3, 2004 (the "Agreement"), among the Sellers and American Vantage Media Corporation, a Nevada corporation ("Media"), a wholly owned subsidiary of the Guarantor, the Sellers sold and Media purchased all of the issued and outstanding capital stock of Wellspring Media, Inc., a Delaware corporation ("Wellspring"), owned by the Sellers (the "Shares"); and

      WHEREAS, pursuant to the terms and conditions of the Agreement and in furtherance of the sale and purchase of the Shares (the "Sale"), Media executed and delivered to the applicable Seller the following promissory notes (collectively the "Notes"): (i) a secured negotiable promissory note dated February 3, 2004 in the principal amount of $1,076,704.00 to Cattabiani; (ii) a secured negotiable promissory note dated February 3, 2004 in the principal amount of $65,472.00 to Koerner; (iii) a secured negotiable promissory note dated February 3, 2004 in the principal amount of $965,712.00 to Spalter Miller;
(iv) a secured negotiable promissory note dated February 3, 2004 in the principal amount of $965,712.00 to Miller; and (v) a secured non-negotiable promissory note dated February 3, 2004 in the principal amount of $200,000.00 to Cattabiani; and

      WHEREAS, in order to induce certain of the Sellers to execute and deliver the Agreement, Wellspring guaranteed the obligations of Media under the Agreement and the Notes by executing and delivering to the Sellers and Jefferies & Company, Inc. ("Jefferies") a Guaranty Agreement dated February 3, 2004 (the "Wellspring Guaranty"); and

      WHEREAS, as a condition of the Sale, the Wellspring Guaranty was secured by a Security Agreement dated February 3, 2004 from Wellspring to the Sellers and Jeffries (the "Wellspring Security Agreement") and a pledge of the Shares pursuant to a Stock Pledge Agreement dated February 3, 2004 from Media to the Sellers and Jefferies (the "Pledge Agreement")"; and

      WHEREAS, an Event of Default, as such term is defined in the Notes has occurred and remains uncured, which also constitutes an Event of Default under the Wellspring Security Agreement and the Pledge Agreement; and

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      WHEREAS, the Sellers have agreed to waive the Event of Default under the
Notes, the Pledge Agreement and the Wellspring Security Agreement if, and on the condition that Guarantor guarantee all of the obligations of Media pursuant to the Notes, the Agreement, the Pledge Agreement, the Security Agreement, and the other documents executed pursuant thereto (the "Waiver"); and

      WHEREAS, to secure performance of the obligations of the Guarantor hereunder, the Guarantor has agreed to deposit certain sums, to be held in escrow pursuant to the terms of an Escrow Agreement executed contemporaneously herewith (the "Escrow Agreement");

      NOW, THEREFORE, the parties hereto agree as follows:

            1. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

            2. In consideration of the Waiver, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby unconditionally guarantees to the Sellers, their successors and assigns the prompt payment and performance of each and every obligation and liability of Media to the Sellers according to the terms of the Agreement, the Notes, the Pledge Agreement, the Security Agreement by no later than February 4, 2006 and the Escrow Agreement (collectively the "Documents"). The Guarantor agrees that, with or without notice or demand, the Guarantor will reimburse Sellers for all costs and expenses (including but not limited to reasonable counsel fees) incurred by Sellers in connection with the collection, compromise and/or enforcement of the debts or obligations of Media, Wellspring or Guarantor pursuant to the Documents and this Guaranty.

            3. The Guarantor represents and warrants that it has full corporate power and authority to execute, deliver and perform this Guaranty.

            4. This Guaranty is an absolute and unlimited guaranty of payment, and not of collection, without regard to the regularity, validity or enforceability of any liability or obligation of Media except with respect to any rights of set off contained in the Note from Media to Al Cattabiani dated February 3, 2004 in the amount of $200,000 and only to the extent that a claim for setoff has been made; and the Sellers may, at their option, proceed directly and at once, without notice, against the Guarantor to collect and recover the full amount of the liability hereunder or any portion thereof, without proceeding against Media or any other person, or foreclosing upon, selling, or otherwise disposing of or collecting or applying against any of the collateral under the Documents. The Guarantor hereby waives presentment, demand, protest, and notice of any kind, including but not limited to notice of acceptance, protest, non-payment, non-performance or non-observance.

            5. This Guaranty may not be changed or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such change or discharge is sought.

            6. In such manner, on such terms, and at such times as they deem best, and with or without notice to the Guarantor, Sellers may alter, compromise, amend, or change the time or manner for the payment of any indebtedness, increase or reduce the rate of interest thereon, release or add any one or more guarantors or endorsers, accept additional or substituted security, or release and subordinate any security. No exercise or non-exercise by the Sellers of any right hereby given it, no dealing by Sellers with Media or any guarantor or endorser, no change,

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impairment, or suspension of any right or remedy of Sellers shall in any way affect any of the Guarantor's obligations hereunder or give the Guarantor any recourse against the Sellers.

            7. Guarantor further hereby agrees to deposit certain sums, to be held in escrow pursuant to the terms of an Escrow Agreement executed contemporaneously herewith.

            8. Guarantor shall be subrogated to the rights of the Sellers for the full amount of the indebtedness paid by Guarantor, provided however, that until all indebtedness hereby guaranteed has been paid in full, the Guarantor shall not assert any right of subrogation unless expressly authorized in writing by the Sellers.

            9. Guarantor's liability shall continue notwithstanding the incapacity, death, or disability, liquidation, insolvency or bankruptcy of Media or any other guarantor. The failure by Sellers to file or enforce a claim against the estate (either an administration, bankruptcy, or other proceeding) of Guarantor, any other guarantor, Media, or of any other person shall not affect Guarantor's liability hereunder, nor shall Guarantor be released from liability if recovery from Media, any other guarantor, or any other person becomes barred by any statute of limitation or is otherwise prevented. Guarantor waives and agrees not to assert or take advantage of the defense of the statute of limitations in any action hereunder or for the collection of any credit hereby granted.

            10. In the event that any action or other proceedings shall be brought to enforce this Guaranty or any provision hereof, the same may be maintained by one action or joined with any action or other proceedings against Media and/or any other guarantor of Media's obligations to the Sellers. Prior action or suit against Media whether alone or jointly with other guarantors, shall not be a prerequisite to Sellers' right to proceed hereunder in case of any default by Media. The rights of Sellers are cumulative and shall not be exhausted by exercise of any rights hereunder or otherwise against Guarantor by any number of successive actions until and unless all indebtedness hereby guaranteed has been paid or performed, and Guarantor's obligations hereunder have been fully satisfied.

            11. Should any one or more provisions of this guaranty be determined to be illegal or unenforceable, all other provisions nevertheless shall remain effective.

            12. The Guarantor further agrees that the validity of this Guaranty and the obligations of the Guarantor hereunder shall in no way be terminated, affected or impaired: (a) by reason of the assertion by Media of any rights or remedies which it may have under or with respect to any of the Documents, against any person obligated thereunder, except with respect to any rights of set off contained in the Note from Media to Al Cattabiani dated February 3, 2004 in the amount of $200,000 and only to the extent that a claim for setoff has been made; or (b) by reason of any failure to file or record any of such instruments or to take or perfect any security intended to be provided thereby; or (c) by reason of the release or exchange of any property covered by the Documents or other collateral; or (d) by reason of Sellers' failure to exercise, or delay in exercising, any such right or remedy or any right or remedy Sellers may have hereunder or in respect to this Guaranty; or (e) by reason of the commencement of a case under the Bankruptcy Code by or against Media, the Guarantor or any person or entity obligated under the Documents, or liquidation of the Guarantor; or (f) by reason of any payment made on the obligations arising out of the Documents, whether made by Media or any Guarantor or any other person, which is required to be refunded pursuant to any bankruptcy or insolvency law; it being understood that no payment so refunded shall be considered as a payment of any portion of the

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obligations under the Documents, nor shall it have the effect of reducing the liability of the Guarantor hereunder. It is further understood, that if Media shall have taken advantage of, or be subject to the protection of any provision in the Bankruptcy Code, the effect of which is to prevent or delay Sellers from taking any remedial action against Media, including the exercise of any option Sellers have to declare the sums or obligations under the Documents due and payable on the happening of any default or event by which under the terms of the Documents, any such sums or obligations shall become due and payable, Sellers may, as against Guarantor, nevertheless, declare such sums or obligations due and payable and enforce any or all of its rights and remedies against Guarantor provided for herein.

            13. The Guarantor further covenants that this Guaranty shall remain and continue in full force and effect as to any modification, extension or renewal of any of the Documents, that Sellers shall not be under a duty to protect, secure or insure any security or lien provided by the Documents, and that other indulgences or forbearance may be granted under any or all of the Documents, all of which may be made, done or suffered without notice to, or further consent of, the Guarantor.

            14. As a further inducement to the Sellers to enter into the Escrow Agreement and the Waiver,, and in consideration thereof, the Guarantor further covenants and agrees: (a) that in any action or proceeding brought by Sellers against the Guarantor pursuant to this Guaranty, the Guarantor shall and does hereby waive trial by jury; (b) Guarantor irrevocably consents to service of process by registered or certified mail, postage prepaid, to it at its address given in or pursuant to the first paragraph hereof, or such other address as Guarantor shall give to Sellers by certified mail, postage prepaid, at the addresses given for the Sellers in the first paragraph hereof, the Guarantor hereby waiving personal service thereof; (c) that within thirty (30) days after such mailing, the Guarantor so served shall appear or answer to any summons and complaint or other process and should the Guarantor so served fail to appear or answer within said thirty-day period, said Guarantor shall be deemed in default and judgment may be entered by Sellers against the said party for the amount as demanded in any summons and complaint or other process so served; (d) with respect to any claim or action arising hereunder, the Guarantor: (1) irrevocably submits to the jurisdiction of the courts of the State of New York and the United States District Court located in New York County; and (2) irrevocably waives any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to the Documents brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum; and (e) nothing in this Guaranty will be deemed to preclude Sellers from bringing an action or proceeding with respect hereto in any other jurisdiction.

            15. All reasonable fees, costs and expenses, of any nature, arising or incurred in connection with the negotiation and preparation of this Guaranty shall be paid by Guarantor, promptly upon presentment of invoices therefor.

            16. This Guaranty shall inure to the benefit of the Sellers, their successors and/or assigns and shall bind Guarantor's and its successors and assigns.

            17. This Guaranty is and shall be deemed to be a contract entered into, under, and pursuant to the laws of the State of New York and shall be in all respects governed, construed, applied, and enforced in accordance with the laws of the State of New York; and no defense given or allowed by the laws of any other state or country shall be interposed in any action hereon unless such defense is also given or allowed by the laws of the State of New York.

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      IN WITNESS WHEREOF, the Guarantor has hereunto signed this guaranty as of the day and year first above written.

                                        AMERICAN VANTAGE COMPANIES, GUARANTOR

                                        By: /s/ Ronald J. Tassinari, CEO
                                            ------------------------------------

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ACKNOWLEDGMENT IN LAS VEGAS

STATE OF NEVADA, COUNTY OF CLARK SS.:

      On March 18th 2005 before me, the undersigned, personally appeared Ronald
J. Tassinari personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                        /s/ Joung Mi Jin
                                        ----------------------------------------
                                        (signature and office of individual
                                        taking acknowledgment)

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